As filed with the Securities and Exchange Commission on August 10, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BEAZER HOMES USA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1531	58-2086934
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2002 Summit Boulevard NE, 15th Floor

Atlanta, Georgia 30319

(770) 829-3700

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Keith L. Belknap

Executive Vice President and General Counsel

Beazer Homes USA, Inc.

2002 Summit Boulevard NE, 15th Floor

Atlanta, Georgia 30319

(770) 829-3700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

William C. Smith, III

Zachary J. Davis

King & Spalding LLP

1180 Peachtree Street

Atlanta, GA 30309

(404) 572-4600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by market considerations and other factors.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

TABLE OF CO-REGISTRANTS

	State of Incorporation / Formation	Primary Standard Industrial Classification Code Number	IRS Employer Identification No.
Ballard Green Utility Company, LLC	MD	1531	85-3909613
Beazer Clarksburg, LLC	MD	1531	not applied for	(1)
Beazer Fundamental, LLC	DE	1531	87-4800089
Beazer Gain, LLC	DE	1531	83-0896049
Beazer General Services, Inc.	DE	1531	20-1887139
Beazer Homes Holdings, LLC	DE	1531	58-2222637
Beazer Homes Indiana Holdings Corp.	DE	1531	20-2184688
Beazer Homes Indiana LLP	IN	1531	35-1901790
Beazer Homes Investments, LLC	DE	1531	04-3617414
Beazer Homes Sales, Inc.	DE	1531	86-0728694
Beazer Homes Texas Holdings, Inc.	DE	1531	58-2222643
Beazer Homes Texas, L.P.	DE	1531	76-0496353
Beazer Homes, LLC	DE	1531	62-0880780
Beazer Mortgage Corporation	DE	6163	58-2203537
Beazer Realty Corp.	GA	1531	59-1200012
Beazer Realty Los Angeles, Inc.	DE	1531	20-2495958
Beazer Realty Services, LLC	DE	1531	35-1679596
BH Building Products, LP	DE	1531	20-2498366
BH Investment Holdings, LLC	DE	1531	not applied for	(1)
BH Materials, LLC	DE	1531	88-0856670
BH Procurement Services, Inc.	DE	1531	88-0828148
Clarksburg Arora LLC	MD	1531	52-2321110
Clarksburg Skylark, LLC	MD	1531	82-3342182
Dove Barrington Development LLC	DE	1531	20-1737164
Marshfield Land, LLC	DE	1531	87-1595146

The address for each Co-Registrant is 2002 Summit Boulevard NE, 15th Floor, Atlanta, Georgia 30319.

(1)	Does not have any employees.

PROSPECTUS

BEAZER HOMES USA, INC.

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Stock Purchase Contracts

Stock Purchase Units

Units

Guarantees of Debt Securities

Beazer Homes USA, Inc. may offer, from time to time, senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, warrants, rights, stock purchase contracts, stock purchase units or units. In addition, certain of our subsidiaries may guarantee the debt securities we offer.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of any securities to be offered in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “BZH.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

These securities are speculative and involve a high degree of risk. You should carefully read the information under the heading “Risk Factors” on page 6 of this prospectus and the risk factors incorporated by reference in any applicable prospectus supplement before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 10, 2023.

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus (including the documents incorporated by reference herein) contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events or results, and it is possible that such events or results described in this prospectus (including the documents incorporated by reference herein) will not occur or be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “estimate,” “project, “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “goal,” “target” or other similar words or phrases. All forward-looking statements are based upon information available to us on the date of this prospectus.

These forward-looking statements involve risks, uncertainties and other factors, many of which are outside of our control, that could cause actual events or results to differ materially from the results discussed in the forward-looking statements, including, among other things, the risks discussed in the sections captioned “Risk Factors” below, in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, which are incorporated herein by reference. These factors are not intended to be an all-inclusive list of risks and uncertainties that may affect the operations, performance, development and results of our business, but instead are the risks that we currently perceive as potentially being material. Such factors may include:

•	the cyclical nature of the homebuilding industry and deterioration in homebuilding industry conditions;

•

continued increases in mortgage interest rates and reduced availability of mortgage financing due to, among other factors, additional actions by the Federal Reserve to address sharp increases in inflation;

•

other economic changes nationally and in local markets, including changes in consumer confidence, wage levels, declines in employment levels, and an increase in the number of foreclosures, each of which is outside our control and affects the affordability of, and demand for, the homes we sell;

•	continued supply chain challenges negatively impacting our homebuilding production, including shortages of raw materials and other critical components such as windows, doors, and appliances;

•	continued shortages of or increased costs for labor used in housing production, and the level of quality and craftsmanship provided by such labor;

•	inaccurate estimates related to homes to be delivered in the future (backlog), as they are subject to various cancellation risks that cannot be fully controlled;

•	financial institution disruptions, such as recent bank failures;

•

potential negative impacts of public health emergencies such as the COVID-19 pandemic, which, in addition to exacerbating each of the risks listed above and below, may include a significant decrease in demand for our homes or consumer confidence generally with respect to purchasing a home, an inability to sell and build homes in a typical manner or at all, increased costs or decreased supply of building materials, including lumber, or the availability of subcontractors, housing inspectors, and other third-parties we rely on to support our operations, and recognizing charges in future periods, which may be material, for goodwill impairments, inventory impairments and/or land option agreement abandonments;

•

factors affecting margins, such as adjustments to home pricing, increased sales incentives and mortgage rate buy down programs in order to remain competitive; decreased revenues; decreased land values underlying land option agreements; increased land development costs in communities under development or delays or difficulties in implementing initiatives to reduce our cycle times and production and overhead cost structures; not being able to pass on cost increases (including cost increases due to increasing the energy efficiency of our homes) through pricing increases;

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the availability and cost of land and the risks associated with the future value of our inventory, such as asset impairment charges we took on select California assets during the second quarter of fiscal 2019;

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our ability to raise debt and/or equity capital, due to factors such as limitations in the capital markets (including market volatility), adverse credit market conditions and financial institution disruptions, and our ability to otherwise meet our ongoing liquidity needs (which could cause us to fail to meet the terms of our covenants and other requirements under our various debt instruments and therefore trigger an acceleration of a significant portion or all of our outstanding debt obligations), including the impact of any downgrades of our credit ratings or reduction in our liquidity levels;

•	market perceptions regarding any capital raising initiatives we may undertake (including future issuances of equity or debt capital);

•	changes in tax laws or otherwise regarding the deductibility of mortgage interest expenses and real estate taxes;

•	increased competition or delays in reacting to changing consumer preferences in home design;

•	natural disasters or other related events that could result in delays in land development or home construction, increase our costs or decrease demand in the impacted areas;

•	the potential recoverability of our deferred tax assets;

•	increases in corporate tax rates;

•

potential delays or increased costs in obtaining necessary permits as a result of changes to, or complying with, laws, regulations or governmental policies, and possible penalties for failure to comply with such laws, regulations or governmental policies, including those related to the environment;

•	the results of litigation or government proceedings and fulfillment of any related obligations;

•	the impact of construction defect and home warranty claims;

•	the cost and availability of insurance and surety bonds, as well as the sufficiency of these instruments to cover potential losses incurred;

•	the impact of information technology failures, cybersecurity issues or data security breaches;

•

the impact of governmental regulations on homebuilding in key markets, such as regulations limiting the availability of water and electricity (including availability of electrical equipment such as transformers and meters);

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the success of our ESG initiatives, including our ability to meet our goal that by the end of 2025 every home we build will be Net Zero Energy Ready, as well as the success of any other related partnerships or pilot programs we may enter into in order to increase the energy efficiency of our homes and prepare for a Net Zero future; and

•	terrorist acts, protests and civil unrest, political uncertainty, acts of war or other factors over which the Company has no control.

Any forward-looking statement, including any statement expressing confidence regarding future outcomes, speaks only as of the date on which such statement is made and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all such factors.

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “us,” “our” or the “Company” refer to Beazer Homes USA, Inc. and its subsidiaries, unless we state otherwise or the context indicates otherwise.

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov. We also make available on our Internet website our annual, quarterly and current reports and amendments as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. Our Internet address is http://www.beazer.com. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below, which we filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	our Annual Report on Form 10-K for the year ended September 30, 2022, filed on November 10, 2022;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2022, March 31, 2023, and June 30, 2023, filed on February 2, 2023, April 27, 2023, and July 27, 2023, respectively;

•	our Current Reports on Form 8-K filed on October 13, 2022, November 14, 2022 and February 9, 2023;

•

the description of our capital stock contained in our Registration Statement on Form 8-A, filed on January 28, 1994, as updated by the description of our capital stock contained in Exhibit 4.37 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, including any amendment or report filed for the purpose of updating that description;

•

the description of the Series A Junior Participating Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A, filed on November 7, 2013, including any amendment or report filed for the purpose of updating the description; and

•

all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (i) after the date on which the registration statement that includes this prospectus was initially filed with the SEC and before the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of this offering, unless otherwise stated therein, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such documents.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference. Requests for copies should be directed to our Corporate Secretary, Beazer Homes USA, Inc., 2002 Summit Boulevard NE, 15th Floor, Atlanta, Georgia 30319, telephone (770) 829-3700.

BEAZER HOMES USA, INC.

We are a geographically diversified homebuilder with active operations in 13 states within three geographic regions in the United States: the West, East and Southeast. Our homes are designed to appeal to homeowners at different price points across various demographic segments and are generally offered for sale in advance of their construction. Our objective is to provide our customers with homes that incorporate extraordinary value at an affordable price, delivered through our three strategic pillars of Mortgage Choice, Choice Plans®, and Surprising Performance, while seeking to maximize investment returns over the course of a housing cycle.

Our principal executive offices are located at 2002 Summit Boulevard NE, 15th Floor, Atlanta, Georgia 30319, telephone (770) 829-3700. We also provide information about our active communities through our Internet website located at http://www.beazer.com. Except for materials specifically incorporated by reference herein, information on our website is not a part of and shall not be deemed incorporated by reference in this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the factors contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 under the heading “Risk Factors,” before investing in our securities. You should also consider similar information contained in any Annual Report on Form 10-K, Form 10-Q or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described herein speculative or risky.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include the retirement or refinancing of indebtedness under our outstanding debt securities. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

We may issue senior or subordinated debt securities, which may be secured or unsecured.

The senior debt securities will constitute part of our senior debt and will be issued under our senior debt indenture described below.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The debt securities may have the benefit of guarantees (each, a “guarantee”), by one or more of our subsidiaries (each, a “guarantor”). If a guarantor issues guarantees, the guarantees may be secured or unsecured and, if guaranteeing senior debt securities, unsubordinated or, if guaranteeing subordinated debt securities, subordinated obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.

The debt indentures and their associated documents evidencing the debt securities contain the full legal text of the matters described in this section and the applicable prospectus supplement. We have filed the senior debt indenture and subordinated debt indenture with the SEC as exhibits to our registration statement, of which this prospectus is a part. See “Where You Can Find More Information” above for information on how to obtain copies of them.

This section and the applicable prospectus supplement summarize certain material terms of the indentures and the debt securities. They do not, however, describe every aspect of the indentures and the debt securities and are subject to and qualified in their entirety by reference to all the provisions of the applicable indentures and debt securities. For example, in this section and the applicable prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms. The applicable prospectus supplement will have a more detailed description of the specific terms of the debt security and any applicable guarantees.

Indentures

The senior and subordinated debt securities are governed by a document called an indenture. Each indenture is a contract between us and a trustee, initially Regions Bank, or any successor named in a prospectus supplement. The indenture relating to the senior debt securities and the indenture relating to the subordinated debt securities are substantially similar, except for certain provisions including those relating to subordination, which are included only in the indenture relating to subordinated debt securities.

The trustee under each indenture has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “—Default, Remedies and Waiver of Default.”

•	Second, the trustee performs certain administrative duties for us.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

We may issue many distinct debt securities or series of debt securities under any indenture as we wish. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement for that series. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

When we refer to “debt securities” or a “series of debt securities,” we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in the applicable prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts of Issuances

None of the indentures limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount plus the premium, if any, payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

The applicable prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	the title of the series of your debt security and whether it is a senior debt security or a subordinated debt security;

•

the aggregate principal amount (or any limit on the aggregate principal amount) of the debt securities of the same series and, if any debt securities of a series are to be issued at a discount from their face amount, the method of computing the accretion of such discount and whether the debt securities will be “original issue discount” securities for U.S. federal income tax purposes;

•	the initial public offering price and the denomination of the offered debt securities;

•	the interest rate or method of calculation of the interest rate;

•	the date from which interest will accrue;

•	the record dates for interest payable on the debt securities of a series;

•	the dates when, places where and manner in which principal and interest are payable;

•	the registrar and paying agent;

•	the terms of any mandatory (including any sinking fund requirements) or optional redemption by the Company;

•	the terms of any redemption at the option of holders;

•	whether the debt securities are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	the denominations in which the debt securities are issuable;

•	whether the debt securities will be issued in registered or bearer form and the terms of any such forms of debt securities;

•	whether any debt securities will be represented by a global security and the terms of any such global security;

•	the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

•	if payments of principal or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining such payments;

•	provisions for electronic issuance of debt securities or issuance of debt securities in uncertificated form;

•	any events of default, covenants and/or defined terms in addition to or in lieu of those set forth in this prospectus;

•	whether and upon what terms debt securities may be defeased or discharged if different from the provisions set forth in this prospectus;

•	the form of the debt securities if different from the form set forth in this prospectus;

•	any terms that may be required by or advisable under applicable law;

•

the percentage of the principal amount of the debt securities which is payable if the maturity of the debt securities is accelerated in the case of debt securities issued at a discount from their face amount;

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whether the debt security will be guaranteed by any guarantors and, if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;

•	whether the debt security is secured or unsecured, and if secured, what the collateral will consist of; and

•	any other terms in addition to or different from those contained in this prospectus.

Original Issue Discount Debt Securities

We may issue original issue discount debt securities at an issue price (as specified in the applicable prospectus supplement) that is less than 100% of the principal amount of such debt securities (i.e., par). Original issue discount debt securities may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount debt security and par is referred to herein as the “discount.”

Certain original issue discount debt securities may not be treated as having original issue discount for federal income tax purposes, and debt securities other than original issue discount debt securities may be treated as issued with original issue discount for federal income tax purposes.

Governing Law

The indentures and the debt securities (and any guarantees thereof) will be governed by New York law.

Form of Debt Securities

We may issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which The Depositary Trust Company, New York, New York (“DTC”), will act as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, the trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive certificated debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we are unable to locate a qualified successor depositary;

•	an event of default occurs with respect to the applicable series of securities; or

•	we notify the trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive certificated debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

In the event definitive securities are issued:

•

holders of definitive securities will be able to receive payments of principal and interest on their debt securities at the office of our paying agent maintained in the Borough of Manhattan or, at our option, by check mailed to the address of the person entitled to the payment at his or her address in the security register;

•

holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the corporate trust office of Regions Bank designated for such purpose. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer; and

•

any moneys we pay to our paying agents for the payment of principal and interest on the debt securities that remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.

If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the accompanying prospectus supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

Except as provided above or in your prospectus supplement, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive certificated form and will not be considered the holders of debt securities for any purpose under the indentures. Except as provided above, no global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and NYSE Amex Equities. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Clearstream Banking (“Clearstream”) and Euroclear System (“Euroclear”) will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).

Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the descriptions herein of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds. Secondary market trading between Euroclear Participants and/or Clearstream Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of

Euroclear and Clearstream, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream Participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear Participants or Clearstream Participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear Participant or a Clearstream Participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to your debt security, we will describe them in the applicable prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We will generally be permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. We will also be permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions, among other things, are met:

•

If the successor entity in the transaction is not the Company, the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity shall be required to be organized under the laws of the United States, any state thereof or the District of Columbia;

•	Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing; and

•	The trustee shall have received the officers’ certificate and opinion of counsel called for by such indenture.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in a subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture.

We may modify the subordination provisions with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•

(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the company which shall remit payment to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the indentures. If we deposit with the trustee funds or government securities, or if so provided in your prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•

we will be discharged from our obligations with respect to the debt securities of such series and all obligations of any guarantors of such debt securities will also be discharged with respect to the guarantees of such debt securities (“legal defeasance”); or

•	we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.

Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by the Company, any guarantor or the trustee and without the consent of the holders of any debt securities.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we:

•	deliver all outstanding debt securities of that series to the trustee for cancellation;

•	redeem all such debt securities pursuant to the redemption provisions set forth in the applicable indenture; or

•

all such debt securities not so delivered for cancellation have either become due and payable and, in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity.

Default, Remedies and Waiver of Default

You will have certain rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

Events of Default

Unless the applicable prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	we do not pay the principal or any premium on any debt security of that series on the due date;

•	we do not pay interest on any debt security of that series within 30 days after the due date;

•

we do not deposit a sinking fund payment with regard to any debt security of that series when due, but only if the payment is required under provisions described in the applicable prospectus supplement;

•

we remain in breach of our covenants we make in the indenture for the benefit of the relevant series, for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur;

•

with respect to any series of debt securities that is guaranteed, such guarantee shall cease to be enforceable for any reason, except as contemplated or permitted in the indenture governing such debt security; or

•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies if an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions.”

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately.

Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may, in certain circumstances, cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have certain duties under the indenture. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

No holder of any debt securities will have any right to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, unless all of the following shall occur:

•

the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of your series, and the event of default must not have been cured or waived;

•

the holders of at least a majority in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•

during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of at least a majority in principal amount of the debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its stated maturity.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without the approval of the particular holder of that debt security.

Modifications and Waivers

Subject to certain exceptions, the indentures may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for debt securities) of the holders of at least a majority in principal amount of the debt securities then outstanding, and any existing default or event of default (other than any continuing default or event of default in the payment of interest on or the principal of the debt securities) under, or compliance with any provision of, the indentures may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for debt securities) of the holders of a majority in principal amount of the debt securities then outstanding.

Changes Requiring Each Holder’s Approval

Without the consent of each holder affected, we may not

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

•	reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to redemption or with respect to mandatory offers to repurchase debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	make any change in the waiver of past defaults or unconditional right of holders to receive principal, premium, if any, interest and additional amounts sections set forth in the indenture;

•	modify the ranking or priority of the debt securities or any guarantee;

•	release any guarantor from any of its obligations under its guarantee or the relevant indenture otherwise than in accordance with the terms of such indenture; or

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indentures (and the obligation of the Company to obtain any such consent otherwise required from such holder)

may be subject to the requirement that such holder shall have been the holder of record of any debt securities with respect to which such consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the terms of the indenture.

Changes Not Requiring Approval of Holders

We may modify or amend the indentures without notice to or the approval of each of the holders affected in certain circumstances. These changes generally are limited to changes to cure any ambiguity, defect or inconsistency; to establish the terms of a new series of debt securities under the indentures; to provide for uncertificated debt securities in addition to certificated debt securities; to add additional covenants or events of default; to secure any debt securities; to evidence the successor of another corporation or entity to our obligations under the indentures; to make any change that does not adversely affect the legal rights under the indentures of any holder; to comply with or qualify the indentures under the Trust Indenture Act; or to reflect a guarantor ceasing to be liable on the guarantees because it is no longer a subsidiary of the Company.

Changes Requiring Majority Approval

Any other change to a particular indenture and the debt securities issued under that indenture would require approval of the holders of a majority in principal amount of holders affected, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

Holders of debt securities held in book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities.

Modification of Subordination Provisions

We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt).

Form, Exchange and Transfer

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their debt securities at the corporate trust office of the trustee so designated for such purpose. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Guarantees

The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the applicable indenture governing the debt securities will not require that any of our subsidiaries be a guarantor of any series of debt securities and, if guaranteed, it may not necessarily be guaranteed by all of our subsidiaries. As a result, a series of debt securities may not have any guarantors and the guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. If we issue a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If we issue a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

A guarantor may be released from its guarantees in accordance with the terms of the applicable indenture.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated obligation of the applicable guarantor.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated obligation of the applicable guarantor. See “—Subordination Provisions” above.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. Regions Bank will act as the initial paying agent under the indentures. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for your debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

The prospectus supplement for your debt security will describe any material relationships we may have with the trustee with respect to that debt security.

The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation (“Charter”) and our Fourth Amended and Restated Bylaws (“Bylaws”), which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Common Stock

General. Our Charter authorizes the issuance of 63,000,000 shares of our common stock, par value $0.001 per share.

Voting rights. Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Except as otherwise provided in our Charter or as required by law, our common stock is the only capital stock entitled to vote in the election of directors. Our common stock does not have cumulative voting rights.

Dividend rights. Holders of our common stock are entitled to receive dividends and distributions lawfully declared by our board of directors. If we liquidate, dissolve, or wind up our business, whether voluntarily or involuntarily, holders of our common stock will be entitled to receive any assets available for distribution to our stockholders after we have paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders of any outstanding series of preferred stock are entitled by the express terms of such series of preferred stock.

Other matters. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of shares of our common stock do not have preemptive, subscription, redemption, or conversion rights, no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of common stock are fully paid and nonassessable. We may issue additional shares of our authorized but unissued common stock as approved by our board of directors from time to time.

Preferred Stock

If we offer preferred stock, we will file the terms of the preferred stock with the SEC, and the prospectus supplement relating to that offering will include a description of the specific terms of the offerings. Our board of directors has been authorized to provide for the issuance of shares of our preferred stock in multiple series without the approval of stockholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether there are any limitations on the declaration or payment of dividends on common stock while any series of preferred stock is outstanding;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable to you for each share you own if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	whether the shares will be subject to a purchase, retirement or sinking fund and the manner in which such fund shall be applied to the redemption of the shares;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, preferences or limitations of such series.

Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our stockholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Anti-Takeover Provisions

Our Charter and Bylaws, as well as the Delaware General Corporation Law (“DGCL”), contain provisions that may delay, defer, or discourage another party from acquiring control of us. These provisions, which are summarized below, may discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Section 203 of the DGCL. We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Protective Amendment and Section 382 Rights Agreement. In February 2011, our stockholders approved an amendment to our certificate of incorporation (the “Protective Amendment”) designed to preserve the value of certain tax assets associated with net operating loss (“NOL”) carryforwards under Section 382. In February 2013, our stockholders approved an extension of the term of the Protective Amendment and approved a Section 382 Rights Agreement that was adopted by our board of directors.

These instruments are intended to act as deterrents to any person or group, together with their affiliates and associates, from being or becoming the beneficial owner of 4.95% or more of our common stock. In February

2016, our stockholders approved an extension of the Protective Amendment to November 12, 2019 and approved a new Section 382 Rights Agreement adopted by our board of directors with an expiration date of November 14, 2019. In February 2019, our stockholders approved an extension of the Protective Amendment to November 12, 2022 and approved a new Section 382 Rights Agreement adopted by our board of directors with an expiration date of November 14, 2022. In February 2022, our stockholders approved an extension of the Protective Amendment to November 12, 2025 and approved a new Section 382 Rights Agreement adopted by our board of directors with an expiration date of November 14, 2025.

Our board of directors has adopted a Rights Agreement pursuant to which holders of our common stock will be entitled to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock if any Acquiring Person (as defined in the Rights Agreement) acquires beneficial ownership of 4.95% or more of our common stock or if a tender offer or exchange offer is commenced that would result in a person or group acquiring beneficial ownership of 4.95% or more of our common stock. The exercise price per right is $50, subject to adjustment. These provisions of the Rights Agreement could have certain anti-takeover effects because the rights provided to holders of our common stock under the Rights Agreement will cause substantial dilution to a person or group that acquires our common stock or engages in other specified events without the rights under the agreement having been redeemed or in the event of an exchange of the rights for common stock as permitted in the agreement.

Authorized but Unissued Shares. The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the New York Stock Exchange. These additional shares may be used for a variety of corporate finance transactions, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.

Special Meetings of Stockholders. Our Bylaws also provide that, except as otherwise required by law, special meetings of the stockholders may only be called by our board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. In addition, our Bylaws contain provisions requiring that advance notice be delivered to us of any business to be brought by a stockholder before an annual meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to our board of directors. Generally, such advance notice provisions provide that the stockholder must give written notice to our Secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date of our notice of annual meeting for the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must set forth specific information regarding such stockholder and such business or director nominee, as described in our Bylaws. Such requirement is in addition to those set forth in the regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Limitation on Liability and Indemnification of Officers and Directors

Our Charter and Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. In addition, as permitted by Delaware law, our Charter includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of his duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director derived an improper personal benefit; or

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “BZH.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. An accompanying prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of the deposit agreement and the depositary receipts. The form of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. If, however, the depositary determines that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred stock.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares will not, however, be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or us only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and meeting certain combined capital surplus requirements.

DESCRIPTION OF WARRANTS

We may issue warrants that entitle the holder to purchase debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•

the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•

the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•

the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•

the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	United States federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock, preferred stock, depositary shares or debt securities that we may offer to our security holders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•

the aggregate number of rights issued and the aggregate number of shares of common stock, preferred stock or depositary shares or aggregate principal amount of debt securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock, preferred stock, depositary shares or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination, including, without limitation, the stock purchase units described above. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to a particular issue of units will describe, among other things:

•	the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions related to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if applicable, a discussion of any special U.S. federal income tax considerations; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents; or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately-negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Underwriters and agents in any distribution contemplated hereby, including but not limited to at-the-market equity offerings, will be named in the applicable prospectus supplement. Underwriters or agents could make sales in privately-negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

Sale Through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. If applicable, we will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Remarketing Arrangements

Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Arrangements

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by King & Spalding LLP, Atlanta, Georgia. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended September 30, 2022, and the effectiveness of Beazer Homes USA, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (all of which are estimated) to be borne by us in connection with a distribution of securities registered under this Registration Statement.

SEC registration fee (1)		$—
Printing fees and expenses		*
Accounting fees and expenses		*
Rating agency fees		*
Legal fees and expenses		*
Transfer Agent and Registrar, Trustee and Depositary fees and expenses		*
Miscellaneous		*

Total	$	*

(1)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, the registration fee will be paid at the time of any particular offering of securities under this registration statement.
*

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Indemnification of the Officers and Directors of Beazer Homes USA, Inc., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. under Delaware Law.

Beazer Homes USA, Inc., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. are corporations organized under the laws of the State of Delaware.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended certificate of incorporation, the personal liability of a director for violations of the director’s fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.

Section 145(g) of the DGCL authorizes a corporation incorporated in the State of Delaware to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation.

The certificates of incorporation of Beazer Homes USA, Inc., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. provide that no director shall be personally liable to the corporation or its stockholders for violations of the director’s fiduciary duties, except to the extent that a director’s liability may not be limited as described above in the discussion of Section 102(b)(7) of the DGCL.

Indemnification of the Officers and Directors of Beazer Homes USA, Inc.

The bylaws of Beazer Homes USA, Inc., provide that the corporation shall indemnify and hold harmless to the fullest extent authorized by Delaware law or by other applicable law as then in effect, any person who was or is a party to or is threatened to be made a party to or is involved in (including, without limitation, as a witness) any proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, or employee of the corporation or, while a director, officer, or employee of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent or manager of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter, an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or manager or in any other capacity while serving as a director, officer, employee, agent or manager, against all expense, liability and loss (including attorneys’ and other professionals’ fees, judgments, fines, ERISA taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith.

Furthermore, the bylaws of Beazer Homes USA, Inc., provide that the corporation shall, to the fullest extent authorized by Delaware law, advance (or if previously paid by any Indemnitee who serves or served as a director or executive officer of the corporation on or after June 30, 2008 (each a “Class 1 Indemnitee”), reimburse) to any Class 1 Indemnitee funds sufficient for the payment of all expenses (including attorneys’ and other professionals’ fees and disbursements and court costs) actually and reasonably incurred by such Class 1 Indemnitee in connection with the investigation of, response to, defense (including any appeal) of or settlement of any proceeding, in the case of each such proceeding upon receipt of an undertaking by or on behalf of such Class 1 Indemnitee to repay such amount if it shall ultimately be determined that such Class 1 Indemnitee is not entitled to be indemnified by the corporation against such expenses. No collateral securing or other assurance of performance of such undertaking shall be required of such Class 1 Indemnitee by the corporation.

The bylaws of Beazer Homes USA, Inc., also provide that the corporation may, by action of its Board of Directors, grant rights to advancement of expenses to any Indemnitee who is not a Class 1 Indemnitee and rights to indemnification and advancement of expenses to any agents of the corporation with the same scope and effect as the provisions with respect to the indemnification of and advancement of expenses to Class 1 Indemnitees. By resolution adopted by affirmative vote of a majority of the Board of Directors, the Board of Directors may delegate to the appropriate officers of the corporation the decision to grant from time to time rights to advancement of expenses to any Indemnitee who is not a Class 1 Indemnitee and rights to indemnification and advancement of expenses to any agents of the corporation.

Under the bylaws of Beazer Homes USA, Inc., no Indemnitee shall be entitled to any advance or reimbursement by the corporation of expenses, or to indemnification from or to be held harmless by the corporation against expenses, incurred by him or her in asserting any claim or commencing or prosecuting any suit, action or proceeding (or part thereof) against the corporation (except as provided below) or any subsidiary of the corporation or any current or former director, officer, employee or agent of the corporation or of any subsidiary of the corporation, but such advancement (or reimbursement) and indemnification and hold harmless rights may be provided by the corporation in any specific instance as permitted by the bylaws, or in any specific instance in which the Board shall first authorize the commencement or prosecution of such a suit, action or proceeding (or part thereof) or the assertion of such a claim.

Notwithstanding the above, if a claim is not timely paid in full by Beazer Homes USA, Inc. after a written claim has been received by the corporation, an Indemnitee or Class 1 Indemnitee (as appropriate) may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Indemnitee or Class 1 Indemnitee (as appropriate) shall be entitled to be paid also the expense of prosecuting such suit. The Indemnitee or Class 1 Indemnitee (as appropriate) shall be presumed to be entitled to indemnification and advancement of expenses under upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses where the required undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the Indemnitee or Class 1 Indemnitee (as appropriate) is not so entitled. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the Indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the Indemnitee is not so entitled. These rights to indemnification and advancement (or reimbursement) of expenses shall be enforceable by any person entitled to such indemnification or advancement (or reimbursement) of expenses in any court of competent jurisdiction. Notice of any application to a court by an Indemnitee shall be given to the corporation promptly upon the filing of such application; provided, however, that such notice shall not be a requirement for an award of or a determination of entitlement to indemnification or advancement (or reimbursement) of expenses.

The indemnification and advancement of expenses provided in the Beazer Homes USA, Inc. bylaws shall be deemed independent of, and shall not be deemed exclusive of or a limitation on, any other rights to which any person seeking indemnification or advancement of expenses may be entitled or acquired under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or of disinterested directors or otherwise, both as to such person’s official capacity and as to action in another capacity while holding such office.

In addition, the bylaws of Beazer Homes USA, Inc., provide that the corporation may purchase and maintain liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation.

Beazer Homes USA, Inc. has also entered into indemnification agreements with each of its executive officers and directors providing such officers and directors indemnification and expense advancement and for the continued coverage of such person under its directors’ and officers’ insurance programs.

Indemnification of the Officers and Directors of Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc.

The bylaws of Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. provide that the corporation shall indemnify each person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “Indemnitee”), against expenses (including attorneys’ and other professionals’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding, if the Indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The corporation shall indemnify an Indemnitee in an action by or in the right of the corporation under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The bylaws of Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. provide that any indemnification pursuant to the bylaws (except indemnification ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination the indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct described above. However, to the extent that an Indemnitee is successful on the merits or otherwise in the defense of any action, suit or proceeding described above, or in the defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against reasonable expenses (including attorneys’ and other professionals’ fees) actually and reasonably incurred by the Indemnitee in connection therewith, without the necessity of authorization in the specific case.

Furthermore, the bylaws of Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. provide that the expenses (including attorney’s and other professionals’ fees) incurred by an officer or director in defending any threatened or pending civil, criminal, administrative or investigative action, suit or proceeding may, but shall not be required to, be paid by the corporation in advance of the final disposition of the suit, action or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the corporation pursuant to the bylaws.

The bylaws of Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. also provide that the indemnification and advancement of expenses provided in the bylaws shall not be deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other provision of the bylaws, agreement or contract, by vote of the stockholders or of the disinterested directors or pursuant to the direction of any court of competent jurisdiction.

In addition, the bylaws of Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. provide that the corporation may purchase and maintain liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation.

Indemnification of the Officers and Directors of Beazer Homes Indiana Holdings Corp., Beazer General Services, Inc., Beazer Realty Los Angeles, Inc. and BH Procurement Services, Inc.

Beazer Homes Indiana Holdings Corp., Beazer General Services, Inc., Beazer Realty Los Angeles, Inc. and BH Procurement Services, Inc. are corporations organized under the laws of the State of Delaware. For a description of the provisions of the DGCL addressing the indemnification of directors and officers see the discussion in “Indemnification of Officers and Directors of Beazer Homes USA, Inc., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. under Delaware Law” above.

The certificates of incorporation of Beazer Homes Indiana Holdings Corp., Beazer General Services, Inc., Beazer Realty Los Angeles, Inc. and BH Procurement Services, Inc. provide that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability thereof is not permitted under the DGCL. The bylaws of these entities provide that the corporation shall indemnify members of the board of directors to the fullest extent permitted by the DGCL and that the corporation may, if authorized by the board of directors, indemnify its officers, employees, agents and any and all other persons who may be indemnified by the corporation against any and all expenses and liabilities.

Indemnification of the General Partners of Beazer Homes Texas, L.P. and BH Building Products, LP

Beazer Homes Texas, L.P. and BH Building Products, LP are limited partnerships organized under the laws of the State of Delaware. Pursuant to Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the “Act”), a limited partnership may, subject to the standards set forth in the partnership agreement, indemnify and hold harmless any partner or other person from and against any and all claims and demands.

Pursuant to the agreements of limited partnership of Beazer Homes Texas, L.P. and BH Building Products, LP, neither their respective general partners nor any affiliate of the general partners shall have any liability to the limited partnership or any partner for any loss suffered by the applicable limited partnership which arises out of any action or inaction of the applicable general partner, so long as such general partner or its affiliates in good faith has determined that such action or inaction did not constitute fraud or misconduct. Further, pursuant to such agreements of limited partnership, each general partner and its affiliates shall be indemnified by the limited partnership to the fullest extent permitted by law against any losses, judgments, liabilities, damages, expenses and amounts paid in settlement of any claims sustained in connection with acts performed or omissions that are within the scope of the applicable limited partnership agreement, provided that such claims are not the result of fraud or willful misconduct. The limited partnerships may advance to their respective general partners or their affiliates any amounts required to defend any claim for which they may be entitled to indemnification. If it is ultimately determined that their respective general partners or their affiliates are not entitled to indemnification, then such person must repay any amounts advanced by the limited partnership.

Indemnification of the Officers and Directors of Beazer Realty Corp.

Beazer Realty Corp. is a corporation organized under the laws of the State of Georgia. Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code (“GBCC”) provides for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the GBCC, a corporation may purchase insurance on behalf of an officer or director of the corporation incurred in his or her capacity as an officer or director regardless of whether the person could be indemnified under the GBCC. The bylaws of Beazer Realty Corp. (“Realty”) provide that Realty shall indemnify each officer and director to the fullest extent allowed by Georgia law and that Realty may obtain insurance on behalf of such officers and directors against any liabilities asserted against such persons whether or not Realty would have the power to indemnify them.

Indemnification of the Partners of Beazer Homes Indiana LLP

Beazer Homes Indiana LLP is a limited liability partnership under the laws of the State of Indiana. Section 23-4-1-18 of the Indiana Uniform Partnership Act provides that a partnership must indemnify every partner in respect of payments made and personal liabilities reasonably incurred by him or her in the ordinary and proper conduct of its business, or for the preservation of its business or property. The partnership agreement of Beazer Homes Indiana LLP provides that it shall indemnify the managing partner and hold it harmless against liability to third parties for acts or omissions within the scope of authority as managing partner under the partnership agreement.

Indemnification of the Members and Managers of Ballard Green Utility Company, LLC, Beazer Clarksburg, LLC, Clarksburg Arora LLC and Clarksburg Skylark, LLC

Ballard Green Utility Company, LLC, Beazer Clarksburg, LLC, Clarksburg Arora LLC and Clarksburg Skylark, LLC are limited liability companies organized under the laws of the State of Maryland. Md. Code Ann., Corps. & Ass’ns., Section 4A-203 permits a limited liability company to indemnify and hold harmless any member, agent or employee from and against all claims and demands, except in the case of action or failure to act by the member, agent or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any set forth in the articles of organization or operating agreement. Neither the articles of organization nor the operating agreement of Ballard Green Utility Company, LLC address indemnification of members or managers.

The operating agreement of Beazer Clarksburg, LLC provides that no member or manager shall be liable, responsible or accountable in damages or otherwise to any other member or to the company for any act or omission performed or omitted by such person except for acts of gross negligence or intentional wrongdoing. The operating agreement also provides that the company shall endeavor to obtain liability or other insurance payable to the company (or as otherwise agreed by the members) to protect the company and the members from the acts or omissions of each of the members.

The operating agreements of Clarksburg Arora LLC and Clarksburg Skylark, LLC provide that to the fullest extent not prohibited by applicable law, each company shall indemnify the member, the manager and each officer for all costs and expenses (including attorneys’ fees and disbursements), losses, liabilities, and damages paid or accrued by such member, manager or officer in connection with any act or omission performed by such person in good faith on behalf of the company. To the fullest extent not prohibited by applicable law, expenses (including attorneys’ fees and disbursements) incurred by any such member, manager or officer, in defending any claim, demand, action, suit or proceeding may, from time to time, upon approval by the member, be advanced by the company prior to the final disposition of such claim, demand, action, suit or proceeding, subject to recapture by the company following a later determination that such member, manager or officer was not entitled to indemnification hereunder. Notwithstanding the foregoing, none of the member, the manager or the officers shall be indemnified against liability for any intentional misconduct, any knowing violation of law or any transaction in which such member, manager or officer receives a personal benefit in violation or breach of law or the applicable operating agreement.

Indemnification of the Members and Managers of Beazer Fundamental, LLC, Beazer Homes Holdings, LLC, Beazer Homes, LLC, Beazer Homes Investments, LLC, Beazer Realty Services, LLC, Dove Barrington Development LLC, Beazer Gain, LLC, BH Investment Holdings, LLC, BH Materials, LLC and Marshfield Land, LLC

Beazer Fundamental, LLC, Beazer Homes Holdings, LLC, Beazer Homes, LLC, Beazer Homes Investments, LLC, Beazer Realty Services, LLC, Dove Barrington Development LLC, Beazer Gain, LLC, BH Investment Holdings, LLC, BH Materials, LLC and Marshfield Land, LLC are limited liability companies organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Neither the certificate of formation nor the operating agreement of any of Beazer Homes Investments, LLC, or Beazer Realty Services, LLC address indemnification of members or managers.

The operating agreement of Beazer Fundamental, LLC provides that no member or affiliate of the member will be liable to the company or any other party bound by the company’s operating agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member or affiliate of such member in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such member or affiliate of such member by the operating agreement, except that such member or affiliate of such member shall be liable for any such loss, damage, or claim incurred by reason of such member’s or affiliate of such member’s gross negligence or willful misconduct. Further, members or affiliates of members shall be entitled to indemnification from the company for any loss, damage or claim incurred by such member or affiliate of such member and in a manner reasonably believed to be within the scope of authority conferred upon such member of affiliate of such member pursuant to the company’s operating agreement, except that no member or affiliate of such member shall be entitled to indemnification in respect of any loss, damage or claim incurred by such member or affiliate of such member by reason of such member’s or affiliate of such member’s gross negligence or willful misconduct with respect to such acts or omissions, provided that such indemnity by the company shall be provided out of and to the extent of company assets only, and the member shall not have personal liability on account thereof. The company shall advance, to the fullest extent permitted by applicable law, expenses (including reasonable legal fees and expenses) incurred by a member or affiliate of such member defending any claim, demand, action, suit or proceeding, prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the company of an undertaking by or on behalf of the member or affiliate of such member to repay such amount if it is determined that the member or affiliate of such member is not entitled to be indemnified.

Furthermore, the operating agreement of Beazer Fundamental, LLC provides that a member or affiliate of a member shall be fully protected in relying in good faith upon the records of the company and upon such information, opinions, reports or statements provided to the company by any person as to matters the company reasonably believes are within the professional or expert competence of such person and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid. To the extent, at law or in equity, a member or affiliate of a member has duties (including financial duties) or liabilities relating thereto to the company or to any employee, officer or agent of the company, or to any employee, officer, representative, agent or affiliate of any member, such member or affiliate of a member shall not be liable to the company or any of the individuals or persons listed above for its good faith reliance on the provisions of the company’s operating agreement or any approval or authorization granted by the company or any of the individuals or persons listed above.

The operating agreement of Dove Barrington Development LLC provides that no member will be liable as such for the liabilities of the company. The failure of the company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the operating agreement or applicable law will not be grounds for imposing personal liability on the members for liabilities of the company.

The operating agreements of BH Investment Holdings, LLC, BH Materials, LLC, Marshfield Land, LLC Beazer Homes Holdings, LLC, Beazer Homes, LLC, and Beazer Gain, LLC provide that the company will, to the fullest extent authorized by the Delaware Limited Liability Company Act, indemnify and hold harmless the member, manager and officers of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager or officer of the company. Such indemnification shall include all reasonable expenses and fees incurred, including, without limitation, reasonable legal fees and other professional fees and expenses.

Item 16.	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1(a)	Amended and Restated Certificate of Incorporation of Beazer Homes USA, Inc. — incorporated herein by reference to Exhibit 3.1 of the Company’s Form 10-K for the year ended September 30, 2008 (File No. 001-12822).

3.1(b)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Beazer Homes USA, Inc. as of April 13, 2010 — incorporated herein by reference to Exhibit 3.1 of the Company’s Form 10-Q for the quarter ended March 31, 2010 (File No. 001-12822).

3.1(c)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Beazer Homes USA, Inc. as of February 3, 2011 — incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K filed on February 8, 2011 (File No. 001-12822).

3.1(d)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Beazer Homes USA, Inc. as of October 11, 2012 — incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K filed on October 12, 2012 (File No. 001-12822).

3.1(e)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Beazer Homes USA, Inc. as of February 2, 2013 — incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K filed on February 5, 2013 (File No. 001-12822).

3.1(f)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Beazer Homes USA, Inc. as of November 6, 2013 — incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K filed on November 7, 2013 (File No. 001-12822).

3.1(g)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Beazer Homes USA, Inc. — incorporated herein by reference to Exhibit 3.8 of the Company’s Form 10-K for the year ended September 30, 2016 (File No. 001-12822).

3.1(h)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Beazer Homes USA, Inc. — incorporated herein by reference to Exhibit 3.8 of the Company’s Form 10-K for the year ended September 30, 2019 (File No. 001-12822).

3.1(i)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Beazer Homes USA, Inc. — incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K filed on November 14, 2022 (File No. 001-12822).

3.2	Fourth Amended and Restated Bylaws of Beazer Homes USA, Inc. — incorporated herein by reference to Exhibit 3.3 of the Company’s Form 10-K for the year ended September 30, 2010 (File No. 001-12822).

4.1	Section 382 Rights Agreement, dated as of December 7, 2021, and effective as of November 14, 2022, between Beazer Homes USA, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent — incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on November 14, 2022 (File No. 001-12822)

4.2(a)**	Form of Indenture for Senior Debt Securities.

4.2(b)*	Form of Senior Debt Security.

4.3(a)**	Form of Indenture for Subordinated Debt Securities.

4.3(b)*	Form of Subordinated Debt Security.

Exhibit No.	Description

4.4*	Form of Warrant Agreement.

4.5*	Form of Warrant Certificate.

4.6*	Form of Rights Certificate.

4.7*	Form of Rights Agent Agreement.

4.8*	Certificate of Designation for Preferred Stock.

4.9*	Form of Preferred Stock Certificate.

4.10*	Form of Depositary Agreement.

4.11*	Form of Depositary Receipt.

4.12*	Form of Stock Purchase Contract.

4.13*	Form of Stock Purchase Unit.

5.1**	Opinion of King & Spalding LLP.

5.2**	Opinion of Barnes & Thornburg LLP.

5.3**	Opinion of Walsh, Colucci, Lubeley & Walsh P.C.

23.1**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of King & Spalding LLP (included in Exhibit 5.1 hereto).

23.3**	Consent of Barnes & Thornburg LLP (included in Exhibit 5.2 hereto).

23.4**	Consent of Walsh, Colucci, Lubeley & Walsh P.C. (included in Exhibit 5.3 hereto).

24.1**	Powers of Attorney (included on the signature pages hereto).

25.1**	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture with respect to the Senior Debt Securities.

25.2**	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture with respect to the Subordinated Debt Securities.

107**	Filing Fee Table

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant in connection with the issuance of securities.
**	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a), (b) and (c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

9. That, for purposes of determining any liability under the Securities Act of 1933:

(a) The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(b) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 10, 2023.

BEAZER HOMES USA, INC.

By:	/s/ Allan P. Merrill
Allan P. Merrill Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, David I. Goldberg and Keith L. Belknap his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she himself or herself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	Chairman, President, and Chief Executive Officer (Principal Executive Officer)	August 10, 2023

/s/ David I. Goldberg David I. Goldberg	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 10, 2023

/s/ Elizabeth S. Acton Elizabeth S. Acton	Director	August 10, 2023

/s/ Lloyd E. Johnson Lloyd E. Johnson	Director	August 10, 2023

/s/ Peter M. Orser Peter M. Orser	Director	August 10, 2023

/s/ Norma A. Provencio Norma A. Provencio	Director	August 10, 2023

Signature	Title	Date

/s/ Danny R. Shepherd Danny R. Shepherd	Director	August 10, 2023

/s/ David J. Spitz David J. Spitz	Director	August 10, 2023

/s/ C. Christian Winkle C. Christian Winkle	Director	August 10, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the following registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 10, 2023.

BH INVESTMENT HOLDINGS, LLC

By:	/s/ Allan P. Merrill
Allan P. Merrill President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, David I. Goldberg and Keith L. Belknap his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Manager (Principal Executive Officer)	August 10, 2023

/s/ David I. Goldberg David I. Goldberg	Senior Vice President Chief Financial Officer and Manager (Principal Financial Officer and Principal Accounting Officer)	August 10, 2023

/s/ Keith L. Belknap Keith L. Belknap	Executive Vice President, Secretary and Manager	August 10, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the following registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 10, 2023.

BEAZER HOMES HOLDINGS, LLC

By:	/s/ Allan P. Merrill
Allan P. Merrill President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, David I. Goldberg and Keith L. Belknap his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Manager (Principal Executive Officer)	August 10, 2023

/s/ David I. Goldberg David I. Goldberg	Senior Vice President Chief Financial Officer and Manager (Principal Financial Officer and Principal Accounting Officer)	August 10, 2023

/s/ Keith L. Belknap Keith L. Belknap	Executive Vice President, Secretary and Manager	August 10, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the following registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 10, 2023.

BEAZER HOMES, LLC

By:	/s/ Allan P. Merrill
Allan P. Merrill President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, David I. Goldberg and Keith L. Belknap his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Manager (Principal Executive Officer)	August 10, 2023

/s/ David I. Goldberg David I. Goldberg	Senior Vice President, Chief Financial Officer and Manager (Principal Financial Officer and Principal Accounting Officer)	August 10, 2023

/s/ Keith L. Belknap Keith L. Belknap	Executive Vice President, Secretary and Manager	August 10, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the following registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 10, 2023.

BEAZER GENERAL SERVICES, INC.
BEAZER HOMES INDIANA HOLDINGS CORP.
BEAZER HOMES SALES, INC.
BEAZER HOMES TEXAS HOLDINGS, INC.
BEAZER REALTY CORP.
BEAZER REALTY LOS ANGELES, INC.

BH PROCUREMENT SERVICES, INC.

By:	/s/ David I. Goldberg
David I. Goldberg Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, David I. Goldberg and Keith L. Belknap his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Sole Director (Principal Executive Officer)	August 10, 2023

/s/ David I. Goldberg David I. Goldberg	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	August 10, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 10, 2023.

BEAZER MORTGAGE CORPORATION

By:	/s/ David I. Goldberg
David I. Goldberg President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, David I. Goldberg and Keith L. Belknap his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	Sole Director	August 10, 2023

/s/ David I. Goldberg David I. Goldberg	President and Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	August 10, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 10, 2023.

BEAZER FUNDAMENTAL, LLC

By:	BEAZER HOMES TEXAS HOLDINGS, INC.,
its Sole Member

By:	/s/ David I. Goldberg
David I. Goldberg Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, David I. Goldberg and Keith L. Belknap his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Sole Director of Beazer Homes Texas Holdings, Inc. (Principal Executive Officer)	August 10, 2023

/s/ David I. Goldberg David I. Goldberg	Senior Vice President of Beazer Homes Texas Holdings, Inc. (Principal Financial Officer and Principal Accounting Officer)	August 10, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 10, 2023.

BEAZER HOMES INDIANA LLP

By:	BEAZER HOMES INVESTMENTS, LLC,
its Managing Partner

By:	BEAZER HOMES, LLC,
its Sole Member

By:	/s/ David I. Goldberg
David I. Goldberg Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, David I. Goldberg and Keith L. Belknap his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Manager of Beazer Homes, LLC (Principal Executive Officer)	August 10, 2023

/s/ David I. Goldberg David I. Goldberg	Senior Vice President, Chief Financial Officer and Manager of Beazer Homes, LLC (Principal Financial Officer and Principal Accounting Officer)	August 10, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the following registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 10, 2023.

BALLARD GREEN UTILITY COMPANY, LLC BEAZER CLARKSBURG, LLC DOVE BARRINGTON DEVELOPMENT LLC BEAZER HOMES INVESTMENTS, LLC BEAZER GAIN, LLC BH MATERIALS, LLC MARSHFIELD LAND, LLC

By:	BEAZER HOMES, LLC
its Sole Member

By:	/s/ David I. Goldberg
David I. Goldberg Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, David I. Goldberg and Keith L. Belknap his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Manager of Beazer Homes, LLC (Principal Executive Officer)	August 10, 2023

/s/ David I. Goldberg David I. Goldberg	Senior Vice President, Chief Financial Officer and Manager of Beazer Homes, LLC (Principal Financial Officer and Principal Accounting Officer)	August 10, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 10, 2023.

BEAZER HOMES TEXAS, L.P.

By:	BEAZER HOMES TEXAS HOLDINGS, INC.,
its General Partner

By:	/s/ David I. Goldberg
David I. Goldberg Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, David I. Goldberg and Keith L. Belknap his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Sole Director of Beazer Homes Texas Holdings, Inc. (Principal Executive Officer)	August 10, 2023

/s/ David I. Goldberg David I. Goldberg	Senior Vice President of Beazer Homes Texas Holdings, Inc. (Principal Financial Officer and Principal Accounting Officer)	August 10, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 10, 2023.

BEAZER REALTY SERVICES, LLC

By:	BEAZER HOMES INVESTMENTS, LLC,
its Sole Member

By:	BEAZER HOMES, LLC
its Sole Member

By:	/s/ David I. Goldberg
David I. Goldberg Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, David I. Goldberg and Keith L. Belknap his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Manager of Beazer Homes, LLC (Principal Executive Officer)	August 10, 2023

/s/ David I. Goldberg David I. Goldberg	Senior Vice President, Chief Financial Officer and Manager of Beazer Homes, LLC (Principal Financial Officer and Principal Accounting Officer)	August 10, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 10, 2023.

BH BUILDING PRODUCTS, LP

By:	BH PROCUREMENT SERVICES, INC.
its General Partner

By:	BEAZER HOMES TEXAS, L.P.,
its Sole Member

By:	BEAZER HOMES TEXAS HOLDINGS, INC.,
its General Partner

By:	/s/ David I. Goldberg
David I. Goldberg Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, David I. Goldberg and Keith L. Belknap his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Sole Director of Beazer Homes Texas Holdings, Inc. (Principal Executive Officer)	August 10, 2023

/s/ David I. Goldberg David I. Goldberg	Senior Vice President of Beazer Homes Texas Holdings, Inc. (Principal Financial Officer and Principal Accounting Officer)	August 10, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 10, 2023.

CLARKSBURG ARORA LLC

By:	BEAZER CLARKSBURG, LLC,
its Sole Member

By:	BEAZER HOMES, LLC
its Sole Member

By:	/s/ David I. Goldberg
David I. Goldberg Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, David I. Goldberg and Keith L. Belknap his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Manager of Beazer Homes, LLC (Principal Executive Officer)	August 10, 2023

/s/ David I. Goldberg David I. Goldberg	Senior Vice President, Chief Financial Officer and Manager of Beazer Homes, LLC (Principal Financial Officer and Principal Accounting Officer)	August 10, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 10, 2023.

CLARKSBURG SKYLARK, LLC

By:	CLARKSBURG ARORA LLC,
its Sole Member

By:	BEAZER CLARKSBURG, LLC,
its Sole Member

By:	BEAZER HOMES, LLC
its Sole Member

By:	/s/ David I. Goldberg
David I. Goldberg Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, David I. Goldberg and Keith L. Belknap his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Manager of Beazer Homes, LLC (Principal Executive Officer)	August 10, 2023

/s/ David I. Goldberg David I. Goldberg	Senior Vice President, Chief Financial Officer and Manager of Beazer Homes, LLC (Principal Financial Officer and Principal Accounting Officer)	August 10, 2023